EXHIBIT II



April 1, 2003


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549


Re:  IntelliReady, Inc.  Form 10-KSB

Dear Sir or Madam:


The Company is unable to file its 2002 Annual Report on Form 10-KSB within the prescribed time period because it has experienced certain difficulties in providing the requisite financial information to this Firm.


Very truly yours,


AJ. ROBBINS, P.C.


By /s/ AJ. ROBBINS, P.C.
   -----------------------
    AJ. Robbins, C.P.A.